Exhibit 3i


                          STATE OF MISSOURI






                      REBECCA MCDOWELL COOK
                        SECRETARY OF STATE

                       CORPORATION DIVISION
                     CERTIFICATE OF AMENDMENT

WHEREAS,

     CHASE GENERAL CORPORATION






A CORPORATION ORGANIZED UNDER THE GENERAL AND BUSINESS
CORPORATION LAW HAS DELIVERED TO ME A CERTIFICATE OF
AMENDMENT OF ITS ARTICLES OF INCORPORATION AND HAS IN
ALL RESPECTS COMPLIED WITH THE REQUIREMENTS OF LAW
GOVERNING THE AMENDMENT OF ARTICLES OF INCORPORATION
UNDER THE GENERAL BUSINESS CORPORATION LAW, AND THAT
THE ARTICLES OF INCORPORATION OF SAID CORPORATION ARE
AMENDED IN ACCORDANCE THEREWITH.



IN TESTIMONY WHEREOF, I HAVE SET MY
HAND AND IMPRINTED THE GREAT SEAL OF
THE STATE OF MISSOURI, ON THIS, THE
6TH DAY OF MARCH, 1996.


          /s/ Rebecca McDowell Cook
          Secretary of State

     $25.00

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                   CERTIFICATE OF AMENDMENT OF
                    ARTICLES OF INCORPORATION
                                OF
                    CHASE GENERAL CORPORATION


          The undersigned, Chase General Corporation, a Missouri corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with The General and Business Corporation Law of Missouri, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:


              I. The name of the Corporation is Chase General Corporation, and the name under which it was originally organized was Chase Candy Company.


             II. The amendment set forth below was adopted by the shareholders of the Corporation on January 19, 1996.


            III. The following resolution of the shareholders sets forth the amendment adopted:

          RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting all of the present Article VI and inserting in lieu thereof the following Article VI:

  The number of directors of the Corporation shall be three. Hereafter the number of the directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Any change in the number of directors shall be reported to the Secretary of State of Missouri within 30 calendar days of such change, or with such other period, if any, as may then be required by law.


     IV. The number of shares of stock of the Corporation outstanding was 1,237,906 and the number of shares entitled to vote on the amendment was 1,237,906 shares.


      V. The number of shares of the Corporation voted for the amendment was 694,124 and the number of shares voted against the amendment was none.

          IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President and by its Secretary as of January 19, 1996.

                              Chase General Corporation


                              By:   /s/ Barry M. Yantis
                                   Barry M. Yantis
                                   President


(CORPORATE SEAL)

ATTEST:



 /s/ Brian A. Yantis
Brian A. Yantis
Secretary


STATE OF MISSOURI        )
                         )  SS.
COUNTY OF BUCHANAN       )

          I, Laura Taylor, a notary public, do hereby certify that on this 29th day of February, 1996, personally appeared before me Barry M. Yantis, who being by me first duly sworn, declared that he is the President of the Corporation, that he signed the foregoing certificate as President of the Corporation, and that the statements therein contained are true.


                                     /s/ Laura Taylor
                                   Notary Public

(NOTARIAL SEAL)


My commission expires:  12-22-96



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                   Office of Secretary of State
                        State of Missouri
                          Jefferson City
                              65101

Judith K. Moriarty
Secretary of State



            STATEMENT OF CHANGE IN NUMBER OF DIRECTORS
        Sections 351.055(6), 351.085(4) and 351.315.3 RSMo

                **NO FILING FEE - FILE ONE COPY**


                              Charter No.:   00065761

1.   The name of the corporation is     Chase General Corporation

     The name under which it was originally organized was

                    Chase Candy Company

2.   Effective      January 9, 1996     , the number of persons

constituting its board of directors was changed from  five (5)

to  three (3) .





          /s/ Barry M. Yantis                          1-30-96

          CORPORATE OFFICER                              DATE

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